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                                                                  Rule 424(b)(3)
                                                                      333-112274


              ADDENDUM TO PROSPECTUS SUPPLEMENT DATED JULY 28, 2005

                                                         Dated: October 15, 2005

                                 STATE OF ISRAEL

                                 $3,350,000,000

                               THIRD JUBILEE ISSUE

                            DOLLAR BONDS (FIXED RATE)

                     --------------------------------------

The interest rate of each State of Israel Third Jubilee Issue Dollar Bond to be sold during the SALES PERIOD commencing on OCTOBER 15, 2005 and terminating on OCTOBER 31, 2005 is:

       SERIES A (FIVE YEARS): 4.60%             SERIES B (TEN YEARS): 4.95%

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel by OCTOBER 24, 2005.